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                                                FILED PURSUANT TO RULE 424(b)(3)
                                                       REGISTRATION NO. 33-65497

PROSPECTUS SUPPLEMENT
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(TO PROSPECTUS DATED JANUARY 22, 1996)
(As supplemented by prospectus supplements dated January 24, 1996, January 31, 1996, February 6, 1996, February 12, 1996, November 12, 1996, November 14, 1996,
November 22, 1996 and December 3, 1996)


                           TELE-COMMUNICATIONS, INC.
           TELE-COMMUNICATIONS, INC. SERIES A TCI GROUP COMMON STOCK
                               ($1.00 PAR VALUE)

      TELE-COMMUNICATIONS, INC. SERIES A LIBERTY MEDIA GROUP COMMON STOCK
                               ($1.00 PAR VALUE)

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   On November 15, 1996, Acclaim Entertainment, Inc. (the "Selling Stockholder")
sold 10,000 shares of the Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share ("TCOMA"). The 10,000 shares of TCOMA were sold by the Selling Stockholder to SJP Investors ("SJP") at $13.5625 per share. No commissions were paid to SJP in connection with such sale.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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          The date of this Prospectus Supplement is December 9, 1996.